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                                                                     EXHIBIT 3.1

                                                                           DRAFT
                                                                           -----


                          SECOND AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                             CII TECHNOLOGIES INC.


          CII TECHNOLOGIES INC., a corporation organized and existing under the Laws of the State of Delaware, hereby certifies as follows:

          1. The name of the corporation is CII TECHNOLOGIES INC. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 29, 1993 under the name Communications Instruments Holdings, Inc. A Restated Certificate of Incorporation was filed with the Secretary of State on October 6, 1995 and a Certificate of Amendment to the Restated Certificate of Incorporation was filed with the Secretary of State on March 15, 1996.

          2. This Second and Amended Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the corporation, duly adopted by written consent of a majority of the stockholders of the corporation in lieu of a meeting and vote and duly executed and acknowledged by the officers of the corporation in accordance with the provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          3. The text of the Restated Certificate of Incorporation as amended heretofore is hereby amended and restated to read in its entirety as follows:
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                                   ARTICLE I

          The name of the corporation (hereinafter called the "corporation") is CII TECHNOLOGIES INC.

                                  ARTICLE II

          The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

          The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

          The total number of shares of capital stock which the corporation shall have authority to issue is 30,000,00 shares which shall be divided into two classes as follows: 25,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

          Each of the 1,020,000 issued and outstanding shares of Common Stock at the date hereof is hereby converted into and hereafter deemed to represent 2,500,000 fully paid and non-assessable shares of Common Stock.
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          Except as otherwise expressly provided herein, all shares of Common
Stock shall be identical and shall entitle the holder thereof to the same rights and privileges.

          SECTION A.  Preferred Stock.  The Preferred Stock may be issued from
                      ---------------
time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

               (i) The designation of the series, which may be by distinguishing number, letter or title.

               (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

               (iii) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

               (iv) The dates at which dividends, if any, shall be payable.

               (v) The redemption rights and price or prices, if any, for shares of the series.
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               (vi)   The terms and amount of any sinking fund provided for the
     purchase or redemption of shares of the series.

               (vii) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

               (viii) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

               (ix) Restrictions on the issuance of shares of the same series or of any other class or series.

               (x) The voting rights, if any, of the holders of shares of the series.

               (xi) The manner in which any facts ascertainable outside the Preferred Stock Designation shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series.

          The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

                                   ARTICLE V

          All shares of Common Stock will be identical and will entitle the holder thereof to the same rights and privileges. The holders of record of the issued and outstanding
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Common Stock will have one vote per share on all matters upon which they are entitled to vote under the General Corporation Law of Delaware and will vote together as a single class on all matters voted on by the Corporation's stockholders. Except as otherwise provided by law, this Second Amended and Restated Certificate of Incorporation or the Bylaws, all matters submitted to the stockholders for voting will require the affirmative vote of the holders of a majority of the issued and outstanding Common Stock entitled to vote.

                                  ARTICLE VI

          Special meetings of stockholders, for any purpose or purposes, may be called only by either the Chairman of the Board of Directors, if there be one, or the President and shall be called by such officers at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation
Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE VII

          The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, except as may be otherwise specifically provided for or
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limited by statute, this Second Amended and Restated Certificate of
Incorporation or the Bylaws of the Corporation. In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the By-Laws of the Corporation; provided, however, that the By-Laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto.

          The Corporation may in its By-Laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

                                 ARTICLE VIII

          SECTION A.  Number, Election and Terms of Directors.  Subject to the
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rights of the holders of any series of Preferred Stock as set forth in a
Preferred Stock Designation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be determined in the manner provided in the Bylaws of the Corporation.

          The Board of Directors shall be divided into three classes. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors, and the term of office of one class shall expire each year. At the first annual meeting of stockholders after the filing date of this Second and Amended Restated Certificate of Incorporation (the "Filing Date"), directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term
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expiring at the third succeeding annual meeting. Subject to the foregoing, at each annual meeting of stockholders after the Filing Date, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Notwithstanding the foregoing, and except as otherwise required in accordance with the General Corporation Law of the State of Delaware, whenever the holders of any class or series of Preferred Stock shall be granted the right to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

          SECTION B.  Removal of Directors; Vacancies.  Subject to the rights of
                      -------------------------------
the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director or the entire Board of Directors may be removed from office at any time, but only for cause. Any vacancies in the Board of Directors for any reason and any newly created directorship resulting by reason of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class for which such directors have been chosen, and until their successors are elected and qualified.

                                  ARTICLE IX

          Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation,
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partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article IX. Any amendment or repeal of this Article IX shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

                                   ARTICLE X

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any amendment or repeal of this Article X shall not adversely affect any right or
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protection of a director of the Corporation existing immediately prior to such amendment or repeal.

                                  ARTICLE XI

          The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Second Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided, however, that any amendment or repeal of Article IX or Article X of this Second Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

                                  ARTICLE XII

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept
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outside the State of Delaware at such place of places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                 ARTICLE XIII

          In the event that any of the provisions of this Second and Amended Restated Certificate of Incorporation (including any provision within a single Article, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

          THE UNDERSIGNED, being the Chairman and Chief Executive Officer of the Corporation, for the purpose of amending and restating the Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts herein stated are true, and accordingly have hereunto set my hand as of the __th day of ___________ 1996.

                                     CII TECHNOLOGIES INC.



                                     By:___________________________________
                                     Name:  Ramzi A. Dabbagh
                                     Title: Chairman and Chief Executive Officer
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STATE OF NEW YORK  )
                   :ss.:
COUNTY OF NEW YORK )


          The foregoing instrument was acknowledged before me this ____ day of __________, 1996, by Ramzi A. Dabbagh, the Chairman and Chief Executive Officer of Communications Instruments Holdings, Inc., a Delaware corporation, on behalf of the corporation.



                              ____________________________________
                                           Notary Public

                                        My Commission Expires

                                                [seal]